Exhibit 99.1

GREAT LAKE FOAM TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014

GREAT LAKE FOAM TECHNOLOGIES, INC. AND SUBSIDIARY

TABLE OF CONTENTS

Independent Auditors' Report	1
Financial Statements
Consolidated Balance Sheet as of December 31, 2014	2-3
Consolidated Statement of Operations for the year ended December 31, 2014	4
Consolidated Statement of Shareholders' Equity for the year ended December 31, 2014	5
Consolidated Statement of Cash Flows for the year ended December 31, 2014	6
Notes to Consolidated Financial Statements	7-12

INDEPENDENT AUDITORS’ REPORT

To the Shareholders
Great Lake Foam Technologies, Inc.
Concord, MI

We have audited the accompanying consolidated financial statements of Great Lake Foam Technologies, Inc. and its subsidiary, which comprise the consolidated balance sheet as of December 31, 2014, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Great Lake Foam Technologies, Inc. and its subsidiary as of December 31, 2014 and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Baker Tilly Virchow Krause, LLP

Southfield, Michigan
November 6, 2015

GREAT LAKE FOAM TECHNOLOGIES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET

ASSETS
December 31,
2014
Current Assets
Cash	$533,417
Accounts Receivable	606,547
Inventory	824,604
Other Receivables	18,264
Prepaid Expenses	6,106
Total Current Assets	1,988,938

Property and Equipment	931,462

Other Assets
Other Receivables-Long Term	109,551
Loan Fees, net of Amortization $1,972 and $1,590	2,227
Total Other Assets	111,778

TOTAL ASSETS	$3,032,178

See Notes to Consolidated Financial Statements

GREAT LAKE FOAM TECHNOLOGIES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET

LIABILITIES AND SHAREHOLDERS' EQUITY
Year Ended December 31,
2014

Current Liabilities
Accounts Payable	$656,691
Accrued Liabilities	66,513
Accrued Commission	36,569
Accrued Payroll Taxes	41,342
Accrued Wages	34,067
Loan Payable-Shareholder	1,409
Current Portion of Long-Term Debt	8,150
Current Portion of Mortgage Loan	16,181
Total Current Liabilities	860,922

Long-Term Liabilities
Long-Term Debt-Net	73,270
Mortgage Loan-Net	249,420
Total Long-Term Liabilities	322,690
Total Liabilities	1,183,612

Shareholders' Equity
Common Stock, $1 par value per share, 60,000 shares authorized and 1,000 shares issued and outstanding	1,000
Retained Earnings	1,580,317
Total Controlling Interest	1,581,317
Noncontrolling Interest	267,249
Total Shareholders' Equity	1,848,566

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$3,032,178

See Notes to Consolidated Financial Statements

GREAT LAKE FOAM TECHNOLOGIES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended
December 31, 2014
Sales	$10,025,415
Cost of Sales	5,809,986
Gross Profit	4,215,429
General and Administrative Expenses	2,368,009
Income from Operations	1,847,420
Other Income (Expense)
Other Income	22,991
Interest Expense	(20,374)
Net Other Income (Expense)	2,617
Net Income	1,850,037
Net Income Attributable to Noncontrolling Interest	70,405
Net Income Attributable to Controlling Interest	$1,779,632

See Notes to Consolidated Financial Statements

GREAT LAKE FOAM TECHNOLOGIES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY
Year Ended December 31, 2014

	Controlling Interest
	Number of Shares Issued and Outstanding	Common Stock	Retained Earnings	Total	Noncontrolling Interest	Total Shareholders' Equity
Balance at December 31, 2013	1,000	$1,000	$657,986	$658,986	$196,844	$855,830
Net Income	—	—	1,779,632	1,779,632	70,405	1,850,037
Distributions	—	—	(857,301)	(857,301)	—	(857,301)
Balance at December 31, 2014	1,000	$1,000	$1,580,317	$1,581,317	$267,249	$1,848,566

See Notes to Consolidated Financial Statements

GREAT LAKE FOAM TECHNOLOGIES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS

Year Ended
December 31, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,850,037
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Depreciation	115,817
Amortization	763
Gain on Disposition of Assets	(4,780)
Changes in Operating Assets and Liabilities
Inventory	(247,656)
Accounts Receivable	81,886
Other Receivables	12,780
Prepaid Expenses	(6,106)
Accounts Payable	206,568
Accrued Liabilities	(210,563)
NET CASH PROVIDED BY OPERATING ACTIVITIES	1,798,746
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Property and Equipment	(305,433)
Advances Made to a Shareholder	(192,500)
NET CASH USED IN INVESTING ACTIVITIES	(497,933)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal Payments on Long -Term Debt	(8,558)
Principal Payments on Mortgage Loan	(64,832)
Principal Payments on Borrowings from a Shareholder	(116,500)
Distributions to Shareholders	(678,800)
NET CASH USED IN FINANCING ACTIVITIES	(868,690)
NET CHANGE IN CASH	432,123
CASH AT BEGINNING OF PERIOD	101,294
CASH AT END OF PERIOD	$533,417
SUPPLEMENTARY DISCLOSURES:
Cash paid for interest	$19,611
Noncash investing and financing transactions:
Distributions to Shareholders in Payment of Borrowing from Shareholders	$178,501

See Notes to Consolidated Financial Statements

GREAT LAKE FOAM TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Operations - Great Lake Foam Technologies, Inc. (“Great Lake”) is in the business of manufacturing reaction injection molded components for the automotive industry.

Principles of Consolidation - The accompanying consolidated financial statements include the accounts of Great Lake and its variable interest entity (“VIE”), BMAC Properties, LLC (“BMAC”), for which Great Lake is the primary beneficiary (collectively, the “Company”). The equity attributable to the VIE is reported as a noncontrolling interest in the accompanying consolidated financial statements. All material intercompany accounts and balances have been eliminated in consolidation. For purposes of consolidation, the effects of eliminations of revenue and expenses due to intercompany transactions between Great Lake and BMAC are attributed to Great Lake. See Note 8 for additional information regarding the VIE.

Use of Estimates - The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

Cash - Cash consists solely of cash on deposit with a financial institution. At various times throughout the year the Company maintains a cash balance in excess of amounts insured by the Federal Depository Insurance Corporation. Management believes the risk associated with this concentration is minimal.
Credit Risk and Major Customers - Sales are predominately to companies in the automotive industry located principally in the United States. The Company extends trade credit to its customers on terms that are generally practiced in the industry. One major customer in the automotive industry accounted for approximately 44 percent of accounts receivable and 81 percent of sales as of and for the year ended December 31, 2014. A second major customer in the seat design and production industry accounted for approximately 33 percent of accounts receivable and 11 percent of sales as of and for the year ended December 31, 2014.
Accounts Receivable - Accounts receivable are stated at the invoiced amount. An allowance for doubtful accounts is established based on a specific assessment of all invoices that remain unpaid following normal customer payment periods an on historical loss experience. All amounts deemed to be uncollectible are charged against the allowance for doubtful accounts in the period that determination is made. Management considers all accounts receivable collectible and, therefore, an allowance for doubtful accounts has not been recorded at December 31, 2014.

Inventory - Inventory is stated at the lower of cost or market, with cost determined on the first in, first out method (FIFO).

Property and Equipment - Property and equipment are stated at cost. Depreciation is computed using the straight line. The estimated useful lives of the assets are as follows:

Building	40 years
Leasehold Improvements	7-10 years
Computer Equipment	5 years
Furniture and Fixtures	7 years
Machinery and Equipment	7 years
Transportation Equipment	5 years

GREAT LAKE FOAM TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (CONTINUED)

The cost of assets sold, retired or otherwise disposed of and the related accumulated depreciation are eliminated from accounts and any resulting gain or loss is included in Other Income and Expense in the Consolidated Statement of Operations.

Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of an asset are capitalized.

Impairment of Long-Lived Assets - The Company reviews long‑lived assets, including property and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss would be recognized when the estimated future cash flows from the use of the asset are less than the carrying amount of that asset. To date, there have been no such losses.

Loan Fees - Loan fees associated with debt financing are recorded as assets upon issuance of the original debt and are amortized using the effective interest method over the term of the related debt. Amortization expense recognized as a component of interest expenses for the year ended December 31, 2014 was $763.

Tooling -The Company enters into agreements with certain of its customers to purchase, install and prepare tooling to be used in the production process. The customer reimburses the Company for the tooling related purchases. Revenue and expense are recognized as the tooling project expenses are incurred. Revenue relating to uncompleted tooling project contracts is deferred and recorded as deferred tooling revenue. There were no such uncompleted tooling projects at December 31, 2014; therefore, deferred tooling revenue has not been recorded at December 31, 2014.

Revenue Recognition - Revenue is recognized by the Company upon shipment to customers when the customer takes ownership and assumes the risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists, and the sale price is fixed and determinable. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related revenues are recorded. The Company recognizes credit memos when they are issued.

Shipping and Handling Costs - Shipping and handling costs are recorded as costs of sales as they are incurred.

NOTE 2 - INVENTORY

Inventory is comprised of the following at December 31, 2014:

Raw Materials	$202,126
Finished Goods	622,478
Total	$824,604

GREAT LAKE FOAM TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2014:

Building	$309,348
Leasehold Improvements	246,073
Computer Equipment	9,622
Furniture and Fixtures	2,562
Land	75,000
Machinery and Equipment	848,766
Transportation Equipment	101,311
Total	1,592,682
Less: Accumulated Depreciation	(661,220)
Net Property and Equipment	$931,462
Depreciation expense for the year ended December 31, 2014 was $115,817.

NOTE 4 - LOAN PAYABLE - SHAREHOLDER

Loan payable to shareholder totaled $1,409 as of December 31, 2014 and is due to a shareholder. See Note 7.

NOTE 5 – LINE OF CREDIT AND LONG-TERM LIABILITIES

Under a line of credit agreement with a bank dated December 20, 2012, the Company had available borrowings of $100,000 which is due on demand. Interest is payable monthly at a rate of 1.00 percent above the bank’s base index with a floor of 5.00 percent beginning in December 2012 (an effective rate of 5.00 percent at December 31, 2014). The line of credit is secured by the building owned by BMAC and by certain assets of the majority shareholder. The line of credit was still available at December 31, 2014, even though no balance was outstanding.

Long-term debt is a $115,000, one hundred twenty seven month BMAC term loan payable to a third party, dated May 1, 2012. The debt is payable in monthly installments of $1,000 plus interest, beginning on June 1, 2012 through December 1, 2022. The fixed rate is 4.00 percent per annum. The loan is guaranteed by the majority shareholder of the Company. The balance due as of December 31, 2014 totaled $81,420. See Note 8.

Mortgage loan is a $360,000 five year BMAC bank loan payable, dated December 20, 2012. The loan is payable in monthly installments of $2,441 including interest, beginning on January 20, 2013 through December 20, 2017 at which point the remaining balance will be due. The fixed rate is 5.25 percent per annum. The loan is secured by the building and certain assets of the majority shareholder of the Company. The balance due as of December 31, 2014 totaled $265,601. See Note 8.

GREAT LAKE FOAM TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – LINE OF CREDIT AND LONG-TERM LIABILITIES– (CONTINUED)

Principal payment requirements on the above debt for the years ending after December 31, 2014 are as follows:

2015		$24,331
2016		25,831
2017		242,440
2018		10,005
2019		10,413
Thereafter		34,001
	Total	$347,021

NOTE 6 - COMMON STOCK

Common stock consists of 60,000 authorized shares of $1.00 par value common stock. As of December 31, 2014 there were 1,000 shares issued and outstanding.

NOTE 7 - RELATED PARTY TRANSACTIONS

Rent is paid to a related party. See Note 8.

The Company had an unsecured borrowing totaling $1,409 at December 31, 2014 from one of its shareholders without a stated interest rate or due date. The amount was paid in full during 2015. See Note 4.

From time to time, the Company may advance capital to the Company’s shareholders. By agreement between shareholders, these advances have no established repayment terms nor do they earn interest. During 2014, the Company advanced $192,500 to a shareholder which was substantially offset by shareholder distributions prior to December 31, 2014. As of December 31, 2014, there were no shareholders advances outstanding.

NOTE 8 - INFORMATION ABOUT VARIABLE INTEREST ENTITY

Great Lake leases its operating facility from BMAC, an entity whose member is the majority shareholder of Great Lake. The entity was formed for the purpose of holding and leasing certain properties. For the year ended December 31, 2014 BMAC’s only remaining building is leased to Great Lake. The lease requires Great Lake to make monthly rent payments as well as pay taxes, insurance, utilities and maintenance costs. BMAC generated $90,000 of rental revenue in 2014 all of which was from Great Lake and which was eliminated in consolidation.

BMAC is considered to be a variable interest entity because its sole property is leased to an entity under common control and the lease and note payable with the Company are the primary sources of resources to service BMAC's obligations.

The Company determined that it is the primary beneficiary of BMAC because the lease agreement and note payable provide it with (1) the power to direct the activities of BMAC that most significantly impact its economic performance and (2) the obligation to absorb losses that could potentially be significant to BMAC. As a result, BMAC has been included in the consolidated financial statements as a consolidated variable interest entity.

GREAT LAKE FOAM TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - INFORMATION ABOUT VARIABLE INTEREST ENTITY – (CONTINUED)

Included in the consolidated balance sheet as of December 31, 2014 are the following amounts related to BMAC:

Current Assets	$168,496
Property and Equipment	333,996
Other Assets	111,778
Total Assets	$614,270
Current Liabilities
Current Portion of Long-term Debt	$24,331
Long-term Debt - Net of current portion	322,690
Total Liabilities	347,021
Equity	267,249
Total Liabilities and Equity	$614,270
As of December 31, 2014 BMAC had bank debt obligations totaling $265,601. BMAC’s land and building serve as collateral for its debt obligations. The collateralization creates a risk of loss to the Company because it may be required to service the debt in the event BMAC is unable to do so. Apart from the collateralization, the creditors and beneficial interest holders of BMAC have no recourse against the assets or general credit of the Company. See Note 5.

NOTE 9 - INCOME TAXES

The Company, under the applicable provisions of the Internal Revenue Code has elected to be taxed as an S corporation effective January 1, 1997. Under such provisions, the Company does not generally incur a Federal or state income tax liability, instead, net income or loss is includable in computing the taxable income of the individual shareholders. Accordingly, no provision for federal or state income taxes is provided in the accompanying consolidated financial statements.

Management has determined that the Company does not have any uncertain tax positions and associated unrecognized benefits or liabilities that materially impact the financial statements or related disclosures. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Company's tax returns will not be challenged by the taxing authorities and that the Company or its members will not be subject to additional tax, penalties, and interest as a result of such challenge.

NOTE 10 - CONTINGENCY

The Company is subject to certain claims arising in the ordinary course of business. In the opinion of management, the disposition of these claims will not have a material adverse effect on the financial position, results of operations or cash flows of the Company.

NOTE 11- SUBSEQUENT EVENTS

Management has evaluated the subsequent events through November 6, 2015, the date on which the consolidated financial statements were available to be issued.

On August 31, 2015, Unique Fabricating, Inc. (“Unique”) acquired the business and substantially all of the assets of Great Lake for a purchase price of approximately $12.0 million in cash at closing, with a portion being held in escrow

GREAT LAKE FOAM TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

to fund the obligations of Great Lake and its stockholders to indemnify Unique against certain claims, losses, and liabilities. The cash purchase price is subject to adjustment based upon Great Lake’s working capital at closing. In addition to the cash purchase price, Unique agreed to assume certain, specified liabilities.